RESOLUTIONS OF THE BOARD OF DIRECTORS

                                OF

                  OLD KENT FINANCIAL CORPORATION

                          June 16, 1997


AMENDMENT OF EXECUTIVE STOCK INCENTIVE
PLAN OF 1997 AND STOCK OPTION
INCENTIVE PLAN OF 1992

          WHEREAS, the Board of Directors wants to permit greater flexibility in personnel administration to facilitate implementation of policies designed to promote various corporate purposes; and

          WHEREAS, the Board of Directors believes that certain amendments to the Corporation's Executive Stock Incentive Plan of 1997 (the "1997 Plan") and Stock Option Incentive Plan of 1992 (the "1992 Plan") are tailored to specific and limited circumstances and will permit the desired flexibility in personnel administration; and

          WHEREAS, the Board of Directors has reviewed and considered the proposed amendments to the 1997 Plan and the 1992 Plan and has determined that the proposed amendments will not materially increase the benefits accruing to participants under either plan;

          IT IS THEREFORE RESOLVED, that paragraph (b) of Section
     5.8 of the 1997 Plan is hereby amended in its entirety to read as follows:

               (b)  Consensual Severance.  If a Participant
          ceases to be employed by the Company or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Stock Options in accordance with their terms and to the extent that the Participant was entitled to exercise the Stock Options on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of 5 years after the date of termination or the dates on which such Stock Options expire by their terms.

          FURTHER RESOLVED, that paragraph (c) of Section 5.8 of the 1997 Plan is hereby amended in its entirety to read as follows:

               (c)  Retirement.  If a Participant ceases to
          be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 5 years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of termination.

          FURTHER RESOLVED, that paragraph (b) of Section 12 of the 1992 Plan is hereby amended in its entirety to read as follows:

               (b)  If a Participant ceases to be employed
          by Old Kent or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Options or Rights in accordance with their terms and to the extent that the Participant was entitled to exercise the Options or Rights on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of five years after the date of termination or the dates on which such Options or Rights expire by their terms.

          FURTHER RESOLVED, that paragraph (c) of Section 12 of the 1992 Plan is hereby amended in its entirety to read as follows:

               (c)  If a Participant ceases to be employed
          by Old Kent or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Options or Rights in accordance with their terms for a period of five years after such termination of employment unless such Options or Rights earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Options or Rights on the date of termination.

          FURTHER RESOLVED, that, in connection with the amendments described in these resolutions, the officers of the Corporation are authorized to execute and cause to be filed on its behalf all such applications and other instruments and to take such other actions as in their discretion they may consider necessary or appropriate to comply with all relevant laws in force in the United States of America, the State of Michigan, and other appropriate jurisdictions; and

          FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized on behalf of the Corporation to execute any and all documents and to take any and all further actions which may in their judgment be necessary or appropriate to carry out the foregoing resolutions.

                  OLD KENT FINANCIAL CORPORATION
                    INDEMNIFICATION AGREEMENT


          This Agreement is made as of April 21, 1997, by and between Old Kent Financial Corporation (the "Corporation") a
Michigan corporation, and _____________________ ("Indemnitee").

          Indemnitee is, or is nominated to be elected, a director of the Corporation. It is essential to the Corporation to attract and retain as directors the most capable persons available. The Corporation's Articles of Incorporation, as approved by its shareholders, provide that the Corporation's directors shall be indemnified as of right to the fullest extent permitted by law. This Agreement implements that provision. In consideration of Indemnitee's agreement to serve as a director of the Corporation, the parties are entering into this Agreement.

          THEREFORE, the Corporation and Indemnitee agree:

     Section 1. Definitions.  As used in this Agreement:

          (a) "Expenses" shall mean all reasonable costs, expenses, and obligations actually paid or incurred in connection with investigating, litigating, being a witness in, defending, or participating in, or preparing to litigate, defend, be a witness in, or participate in any matter that is the subject of a Proceeding (as defined below), including, without limitation, any attorney, accountant and expert fees and court costs.

          (b)  "Proceeding" shall mean any threatened,
     pending, or completed action, suit, or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative, or investigative nature, including without limitation any administrative or civil action instituted by any federal or state bank regulatory agency, in which Indemnitee is, may be, or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Corporation or Old Kent Bank, or by reason of any action taken by Indemnitee, or any inaction on Indemnitee's part, while acting as a director, officer, employee, or agent of the Corporation or Old Kent Bank, or by reason of the fact that Indemnitee is or was elected, appointed or serving at the request of the Corporation or Old Kent Bank as a director, officer, partner, trustee, employee, agent or fiduciary of any other foreign or domestic corporation, bank, partnership, joint venture, trust or other enterprise, whether for profit or not.

          (c) "Resolution Costs" shall include any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine or penalty, or any amount paid in settlement of a Proceeding.

          (d) "Change in Control" shall mean an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934, as amended (the "Act"). Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the board of directors of the Corporation; or (c) any of the following occur: (i) any merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis; (iii) any complete liquidation or dissolution of the Corporation;
     (iv) any reorganization, reverse stock split or recapitalization of the Corporation which would result in a Change in Control as otherwise defined herein; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

          (e) "Continuing Directors" means the individuals who were either (a) serving as directors of the Corporation on February 17, 1997, or (b) subsequently appointed or elected as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" (as the term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Corporation's board of directors.

          (f) "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          (g) A "Potential Change in Control" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of that would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions that once consummated would constitute a Change in Control; or
     (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     Section 2. Agreement To Serve. Indemnitee agrees to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

     Section 3.  Indemnification.

          (a) The Corporation shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding, except as otherwise provided in this Agreement. The Corporation shall indemnify Indemnitee against all Resolution Costs incurred by Indemnitee in connection with any Proceeding other than a Proceeding by or in the right of the Corporation, except as otherwise provided in this Agreement. However, no indemnification shall be made under this Section if and to the extent that such Expenses or Resolution Costs are:

               (i)   with respect to remuneration paid
          Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (ii) on account of any suit in which
          judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation pursuant to the provisions of
          Section 16 of the Securities Exchange Act of
          1934 and amendments thereto;

               (iii) on account of Indemnitee's
          conduct which is determined by a final
          judgment or other final adjudication to
          have been knowingly fraudulent,
          deliberately dishonest, or willful
          misconduct;

               (iv) on account of Indemnitee's conduct
          which is finally, affirmatively and
          unconditionally determined to have not been in good faith, to have not been believed by Indemnitee to have been in or not opposed to the best interests of the Corporation, or to have produced an unlawful personal benefit;

               (v)  with respect to a criminal
          proceeding if the Indemnitee knew or
          reasonably should have known that Indemnitee's conduct was unlawful; or

               (vi) if a final decision by a court
          having jurisdiction in the matter shall
          determine that such indemnification is not lawful.

          (b) In addition to any indemnification provided under Subsection 3(a) above, the Corporation shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding that Expenses and/or Resolution Costs were incurred, if the Expenses or Resolution Costs would have been covered, insured or reimbursed under any insurance policy in effect on the effective date of this Agreement or that become effective on any later date.

          (c) It is the intent of this Agreement that, in addition to any indemnification provided under Subsections 3(a) and 3(b), the Corporation shall indemnify Indemnitee, to the fullest extent allowed by law as presently or hereafter enacted or interpreted, against any Expenses and Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in, or in the implementation or interpretation of, the Michigan Business Corporation Act or the Federal Deposit Insurance Act (whether by statute, regulation, judicial decision or otherwise) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agree-ment, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          (d)  Without limiting Indemnitee's right to
     indemnification under any other provision of this Agreement, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director, officer, employee, or agent of the Corporation or Old Kent Bank or is or was serving at the request of the Corporation or Old Kent Bank as a director, officer, partner, trustee, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against all Expenses and Resolution Costs incurred by Indemnitee, if it is determined that Indemnitee acted in good faith in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, except that no indemnification shall be made under this Subsection in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation unless, and only to the extent that, any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances, Indemnitee is fairly and reasonably entitled to indemnity, in which event indemnification shall be limited to reasonable expenses incurred.

          (e) Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent, or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of such Proceeding.

          (f) Notwithstanding anything in this Agreement, no indemnification shall be paid in violation of Michigan or federal laws and regulations. By way of illustration, but not limitation, it is acknowledged that as of the date of this Agreement such laws or regulations may prohibit payment or reimbursement of Indemnitee for: (i) any civil money penalty or judgment resulting from any administrative or civil action instituted by any federal banking agency; or (ii) any other liability or expense with regard to any administrative proceeding or civil action instituted by any federal banking agency which results in a final order or settlement pursuant to which Indemnitee is assessed a civil money penalty, removed from office, or prohibited from participating in the conduct of the affairs of the Corporation or Old Kent Bank, or required to cease and desist from or take any affirmative action described in section 8(b) of the Federal Deposit Insurance Act with respect to the Corporation.

          (g) With respect to an administrative proceeding or civil action initiated by any federal banking agency, indemnification shall not be paid if and to the extent that the payment of indemnification under this Agreement would materially and adversely affect the Corporation's safety and soundness.

     Section 4.  Payment Of Indemnification.

          (a)  The Corporation shall pay or reimburse
     Indemnitee all Expenses and Resolution Costs for which Indemnitee is entitled to indemnification under Section 3, upon written demand for such payment or reimbursement from the Indemnitee, promptly if, when and to the extent that a determination has been made, or deemed to have been made, in the manner provided in this Section 4 that Indemnitee is entitled to indemnification under Section 3.

          (b) A determination as to whether or not Indemnitee is entitled to indemnification shall be made, no later than 30 days after receipt by the Corporation of a written demand of Indemnitee for such payment or reimbursement, by: (i) a majority vote of a quorum of directors who are not parties or threatened to be made parties to such Proceeding; (ii) if a quorum cannot be obtained under subsection (i), a majority vote of a committee of two or more directors, duly designated by the board, who are not parties or threatened to be made parties to such Proceeding; or (iii) if there are no directors who are not parties to the Proceeding, independent legal counsel selected by the board. If such determination is not referred to independent legal counsel, the board of directors, or committee provided in this subsection, shall be deemed to have made a determination that the Indemnitee is entitled to Indemnification under Section 3 and that the Expenses and Resolution Costs are reasonable, unless such board or committee determines, in writing and in unconditional terms, that indemnification is not allowed under Section 3 of this Agreement or that a specified portion of such Expenses and Resolution Costs are not reasonable.

          (c) If a Change in Control (as defined in Section 1(d)) has occurred, the determination made under Section 4 shall be made by independent legal counsel and not the board of directors or a committee of the board of directors. If there has been a Change in Control, independent legal counsel shall be selected by Indemnitee. The Corporation shall pay the reasonable fees of the independent legal counsel and fully indemnify such counsel against any and all expense (including attorney fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

          (d) If the indemnification demand is referred to independent legal counsel under this Section 4, a determination as to whether or not Indemnitee is entitled to indemnification shall be made no later than 45 days after Indemnitee's initial demand to the Corporation. Independent legal counsel shall be deemed to have made a determination that indemnification is allowed under
     Section 3 of this Agreement and that the Expenses and Resolution Costs are reasonable, unless within that time independent legal counsel presents to the Corporation's board of directors a written opinion stating in unconditional terms that Indemnitee is not entitled to indemnification under Section 3 of this Agreement or that a specified portion of such Expenses and Resolution Costs are not reasonable.

          (e) If the Corporation has not made a determination as to whether or not indemnification is allowed under
     Section 3 within the 30 day period (or 45 day period if referred to independent legal counsel) prescribed in
     Section 4, the Corporation, shall be deemed to have made a determination that Indemnitee is entitled to indemnification under Section 3 and that the Expenses and Resolution Costs are reasonable.

          (f) The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not required or permitted by this Agreement shall be on the Corporation or on the person challenging the indemnification.
     Neither the failure of the Corporation, including its board of directors, committees, or legal counsel to have made a determination prior to the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its board of directors, committee, or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this agreement. If the board of directors, committee, or independent legal counsel determines in accordance with Section 4 above that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the State of Michigan having subject matter jurisdiction thereof and in which venue is proper seeking an independent determination by the court or challenging any such determination by the board of directors, committee, or independent legal counsel, and the Corporation hereby consents to service of process and to appear in any such proceeding.
     Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be paid or reimbursed by the Corporation.

          (g) Indemnitee shall not participate in any way in the board of directors' or committees' discussion and approval of indemnification under this Section 4. However, Indemnitee may present Indemnitee's request to the board of directors and respond to any inquiries concerning Indemnitee's involvement in the circumstances giving rise to the administrative proceeding or civil action.

     Section 5.     Payment or Reimbursement of Indemnitee in
                    Advance of Final Disposition.

          (a) The Corporation shall pay or reimburse Indemnitee all Expenses incurred by Indemnitee in advance of final disposition of a Proceeding, within 30 days after receipt by the Corporation of a written request for such advance payment or reimbursement, if:

               (i) Indemnitee has furnished the Corporation with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct required of Indemnitee and for which the indemnification claim is based; and

               (ii) as of the date of such payment or
               reimbursement, a determination has not been made, in the manner provided in Section 4 of this Agreement, that the facts then known to those making the determination would preclude indemnification under this Agreement.

          (b) Indemnitee hereby undertakes that Indemnitee shall repay to the Corporation any amount advanced under this Agreement if an to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification.

     Section 6. Establishment of Trust. In the event of a Poten-tial Change in Control of the Corporation, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all Expenses or Resolution Costs that may properly be subject to indemnification under Section 3 above anticipated at the time of each request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are Continuing Directors and not parties to the Proceeding or by the Chief Executive Officer of the Corporation. If all of those individuals are parties to the Proceeding, the amount or amounts to be deposited in the trust shall be determined by independent legal counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal of the trust fund invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any amount properly payable to Indemnitee under Sections 4 or 5 of this Agreement; (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts that the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the party determining the initial funding of the trust and shall be a national or state bank having a combined capital and surplus of not less than $20,000,000. At the time of each draw from the trust fund, the Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay the amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Any funds, including interest or investment earnings, remaining in the trust fund shall revert and be paid to the Corporation if (i) a Change in Control has not occurred; and (ii) if the Board of Directors by vote of a majority of a quorum consisting of Continuing Directors determines that the circumstances giving rise to that particular funding of the trust no longer exists. Nothing in this section shall relieve the Corporation of any of its obligations under this Agreement.

     Section 7. Partial Indemnification; Successful Defense. If Indemnitee is entitled under any provision of this Agreement to indemnification, or advance payment or reimbursement by the Corporation for some portion of the Expenses or Resolution Costs incurred by Indemnitee, but not for the total amount, the Corporation shall nevertheless indemnify Indemnitee or advanced payment or reimbursement for the portion of such Expenses or Resolution Costs to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses and Resolutions Costs incurred in connection with such Proceeding.

     Section 9. Consent to Settlement. Unless and until a Change in Control has occurred, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Corporation's written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee or involve an admission of illegal conduct without Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

     Section 10. Severability. If this Agreement or any portion hereof (including any provision within a single section, subsection, or sentence) shall be held to be invalid, void, or otherwise unenforceable on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void, or otherwise held to be unenforceable.

     Section 11. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under the Articles of Incorporation or Bylaws of the Corporation, any agreement, any vote of shareholders or disinterested directors, the Michigan Business Corporation Act, the Federal Deposit Insurance Act, or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding such office.

     Section 12. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     Section 13. Liability Insurance. If the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies to the maximum extent of the coverage available for any director or officer of the Corporation. Indemnitee may be covered by the policy or policies whether or not the Corporation would have the power to indemnify him or her against liability under Sections 561 to 565 of the Michigan Business Corporation Act.

     Section 14. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and shall take all reasonable actions necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

     Section 15. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

     Section 16. Notice. Any notice or other communication required under this Agreement shall be in writing and delivered or sent by postage prepaid first class mail, as follows:

     If to the Corporation:

     Old Kent Financial Corporation
     One Vandenberg Center
     111 Lyon Street, N.W.
     Grand Rapids, Michigan 49503

     Attention:     Corporate Secretary (or to any other
                    individual or address that the Corporation designates in writing to Indemnitee)

     If to Indemnitee:

     Addressed to the address provided in this Agreement or such other address as Indemnitee may designate by written notice to the Corporation.

Notice shall be deemed received three days after the date postmarked if properly addressed. The Corporation may designate any other address in writing to Indemnitee.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

     Section 18. Continuation of Indemnification. The indemnification rights provided to Indemnitee under this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee, agent, or fiduciary of the Corporation or any other foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, in which Indemnitee served in any such capacity at the request of the Corporation.

     Section 19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Corporation, and spouses, heirs, administrators and personal and legal representatives of Indemnitee.

     Section 20. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws, and the federal laws of the United States of America.

     Section 21. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, administrators or personal or legal representatives after the expiration of one (1) year from the date of accrual of the cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the one (1) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any cause of action the shorter period shall govern.

     Section 22. Amendments; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     The parties have executed this Agreement as of the date stated in the first paragraph of the Agreement.

                                   Old Kent Financial Corporation


                                   By


Its__________________________________


                                   Indemnitee




                                   Address:

                                   ____________________________________

                                   ____________________________________